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EXHIBIT 10.52


                           PROVIDER CONTRACT

         THIS CONTRACT is entered into as of April 1, 1999, by and between Urban Hospital Care Plus, a Michigan nonprofit corporation, ("Corporation") and United American HealthCare Corporation, ("Contractor").

         The Corporation is a nonprofit corporation having purposes which include providing an effective system for providing quality coordinated health care which decreases the cost of providing hospital and other health care services to the community at large for persons unable to pay for such care. In furtherance of its purposes, the Corporation has contracted (under an agreement separate from this one) with Detroit area hospitals to establish a program of health care services for certain medically indigent residents of Wayne County ("Program"). To carry out the Program, the Corporation needs to contract with health care providers to render medical and related services to Program enrollees.

         The Contractor is qualified and capable of providing or arranging medical and related services required by the Corporation for the Program, and desires to do so under the terms of this Agreement.

         Therefore, the Corporation and the Contractor agree:

         I. CONTRACTOR'S SERVICES

         1.01 The Contractor shall perform. or arrange as permitted under this contract for performance of, the services described, in Appendix A when medically indicated or necessary and authorized by the Contractor ("Services'), in a manner satisfactory to the Corporation and consistent with applicable standards of practice, for all persons whom the Corporation enrolls in



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the Program and assigns to the Contractor under this contract ("Enrollee" if singular, "Enrollees" if plural).

          1.02 The Contractor shall perform all its obligations under this contract and shall assure that all its subcontracting health providers perform all their obligations in connection with this contract, in accordance With the operations manual approved in writing by the Corporation and the Contractor simultaneously with the execution and delivery of this contract, which manual the Corporation may amend in writing from time to time hereafter by giving prior written notice of such amendments to the Contractor ("Manual"). However, in the event of any conflict between this contract and the Manual, this contract shall govern.

2.          TERM AND TERMINATION

         2.01 This contract shall take effect on April 1, 1999 and continue for an initial term lasting until September 30, 1999, unless sooner terminated pursuant to Section 2.03.

         2.02 This contract shall be automatically renewed for additional, successive terms of one (1) year each unless either party provides ninety (90) days advance written notice to the other of its intent to terminate this contract at the expiration of the initial term or any additional, successive term.

         2.03       This contract may only be terminated:
         A. By the Corporation, by delivering written notice of termination to the Contractor, which shall be effective on the first day of the first calendar month which begins at least thirty (30) days after delivery of the notice. However, the Corporation shall have the right to terminate this contract effective on any earlier date upon stating the earlier date in the notice, if the Corporation determines the health, welfare or safety of enrollees may be adversely affected or threatened by

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             continuing to receive Services hereunder, or if the Corporation determines that its funds are insufficient to meet future payment obligations under Section 10.01.

         2.04 Upon any termination or upon the expiration of this contract, the parties shall follow the termination procedures in Section 21.

3.       CONTRACTOR'S PERFORMANCE OF SERVICES

         3.01 The Contractor warrants that the Contractor and all its employees assigned to the performance of Services, and subcontractors (and their employees or contractors) engaged by the Contractor to perform Services pursuant to this contract ("Subcontractors"), shall be fully qualified and authorized to perform such Services under all applicable state and local laws and governing professional association rules.

         3.02 The Contractor shall notify the Corporation of any change or loss of, or disciplinary action against, its or any of it's employees licensing, accreditation or legal authorization or qualification to perform this contract and, to the extent the Contractor is aware, of any change or loss in, or disciplinary action against, any of its Subcontractors' licensing, accreditation or legal authorization or qualification to perform Services pursuant to this contract.

         3.03 The Contractor shall assure that each employee and Subcontractor shall devote such time, attention, skill, knowledge and professional ability as is necessary to effectively and efficiently perform the Services in accordance with applicable professional standards. The Contractor and its Subcontractors may engage in rendering Services for other persons to the extent it does not conflict with the performance of this contract.

         3.04 The Contractor represents and warrants that it is fully qualified and able to arrange or perform the Services, and shall assure that all its Subcontractors are qualified and able to perform Services that they are engaged to render.


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         3.05       The relationship of each party to the other under this
contract shall be solely that of an independent contractor. All persons performing Contractor's obligations under this contract shall be employees or subcontractors of Contractor, not of Corporation. No relationship, other than that of independent contractor shall be implied between the parties. Neither party shall be liable for performance, including payment of monies, under any contract or agreement of the other, including without limitation oral and written employment contracts, and each party shall hold the other harmless from all such liability (including attorneys' fees and costs of defense).

         3.06 The Contractor shall deliver written notice to the Corporation as soon as it knows of probable delays or adverse conditions that may materially prevent provision of Services required under this contract. This notice shall include a written statement of any remedial action taken or contemplated by the Contractor. A notice under this Section 3.06 shall not relieve the Contractor of any obligation to perform its obligations under this contract.

         3.07 The Contractor will also authorize each Enrollee assigned to it to elect to. receive Services from any primary care provider of the Contractor, subject to limitations established by the Contractor with the approval of the Corporation. The Contractor further agrees to arrange for Services to be rendered to Enrollees assigned to the Contractor at locations within an area not further than one (1) zip code area away from the zip code area in which the Enrollee resides.

         3.08 The Contractor shall display and use its best effort to cause its providers to display notice provided by the Corporation that it is a provider of Services for the Corporation at each place of business of the Contractor or its providers.

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4.          ELIGIBILITY AND ENROLLMENT

         4.01 The Corporation shall advise the Contractor of the persons who it assigns to the Contractor as Enrollees. The Corporation shall also provide the Contractor with notification of additional assignments of Enrollees to the Contractor throughout the month if the Corporation assigns Enrollees to the Contractor during a month.

         4.02 The Contractor may obtain access from the Corporation to its eligibility system, in a manner arranged by the Corporation, for the purpose of ascertaining a person's Enrollee status, when appropriate. All costs associated with obtaining access to such eligibility system shall be the responsibility of the Contractor.

         4.03 A Contractor agrees to accept all Enrollees assigned to it by the Corporation.

         4.04 The Corporation will assign Enrollees to Contractor according to the Enrollees' ZIP codes. Appendix C sets forth the ZIP codes from which Enrollees will be assigned to the Contractor.

         4.05 Subject to Section 3.07, the Contractor shall assign each Enrollee to a primary care provider.

         4.06 If assignment to this Contractor creates a hardship for an Enrollee which could be avoided by assigning the enrollee to another Contractor, the enrollee may request a change of assignment in the manner set forth in the Manual. The Corporation is the only entity authorized to reassign an Enrollee.

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         4.07       Enrollment becomes effective on the day the Enrollee is
assigned to the Contractor as an Enrollee. Except as provided by Section 4.08, enrollment and the Contractor's obligation to provide Services continues to the end of the calendar month during which the Enrollee is eligible for Services.

         4.08 If an Enrollee is assigned to the Contractor as of the day he or she is admitted to a hospital for an authorized hospital admission, the Contractor shall be responsible for the entire episode until discharge even if this extends into a subsequent month in which enrollment ceases. If an Enrollee is not, assigned to the Contractor as of the day he or she is admitted to a hospital, the Contractor shall not be responsible for that episode of care up to discharge for that admission.

         4.09 The Contractor is not responsible for providing services to a given Enrollee unless and until the enrollment has been confirmed. This confirmation will be provided by the Corporation as set forth in the Manual. The Contractor shall have the right to rely on enrollment information given to it by the Corporation.

         4.10 Contractor's obligations to provide Services to an Enrollee begin at the time the Corporation assigns the Enrollee to the Contractor.

         4.11 The number of Enrollees assigned to the Contractor may be based on the eligible enrollees in the zip codes identified in Appendix C. The number of Enrollees assigned to the Contractor may fluctuate on a monthly basis.

         4.12 Contractor agrees to accept Enrollees from ZIP codes other than those in Appendix C, when assigned to it by the Corporation.

5.          CASE MANAGEMENT

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         5.01       The Contractor is responsible for medical case management as set forth in the Manual. The Contractor, either directly or through subcontractual arrangements, is responsible for coordinating each Enrollee's medical care needs for Services, for assuring continuity of care, and for assuring that the services provided are of APPROPRIATE quality and intensity for the Enrollee's condition.

         5.02 The Contractor shall inform Enrollees, at the time of assignment to the Contractor, that they must utilize only the services of the Contractor to which they are assigned except in cases requiring emergency medical care as defined in Section 7.06. The Contractor is not required under this contract to reimburse any provider for non-emergency treatment of an enrollee that was not authorized (as set forth in the Manual) by the CONTRACTOR, NOR DOES the Corporation assume any liability or responsibility for such non-authorized non-emergency treatment.

         5.03 The Contractor shall provide educational materials to each new enrollee assigned to it, containing information as required in the Manual. The Contractor shall provide such materials to enrollees upon initial assignment to the Contractor. The Corporation reserves the right to review for accuracy, clarity and completeness, and approve or disapprove, these materials, including all future revisions. If such review is conducted, the Corporation shall not unreasonably withhold its approval of such materials. The Contractor shall not use any materials, which the Corporation has disapproved.

         5.04 The Contractor shall develop written guidelines for referring enrollees to appropriate substance abuse preventive services or substance abuse treatment and rehabilitation services for those enrollees whose need for medical care, in whole or in part, is caused by substance abuse.

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         5.05       The Contractor may provide additional services as deemed
necessary through the Contractor's case management process.

6.          EXCLUDED SERVICES

         6.01 The Corporation may exclude or limit by reference to such exclusion or limitation in the Manual certain Services. Included in the Manual in the list of excluded Service that the Contractor shall not be obligated to provide to Enrollees shall be:

         A.   Substance abuse diagnosis or treatment.
         B.   Psychiatric services or treatment.
         C. Treatment of prisoners. "Prisoner" means a person formally charged either by grand jury indictment or by a warrant signed by a judge or magistrate issued on a complaint, and charged with a state offense. "Prisoner" does not include, and this exclusion shall not apply to, arrestees prior to their being charged with a state offense, if the arrestee is subsequently charged with a state offense as a result of that arrest.

         D.   Chiropractic services.

7.          ACCESS FOR EMERGENCIES

         7.01 The Contractor shall offer around-the-clock telephone access to Enrollees, and is responsible for locating, coordinating, and monitoring services on behalf of Enrollees. This requirement may be satisfied by having a qualified representative or Subcontractor of the Contractor available for contact by telephone on a 24-hour-per-day basis who can appropriately respond to concerns any Enrollee may have about his or her care and condition.

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         7.02       The Contractor shall assure that access to emergency medical care is available on a 24-hour-per-day basis, seven days a week, through its own facilities or through appropriate facilities of its Subcontractors.

         7.03 The Contractor agrees to pay the costs of emergency medical care to Enrollees that are necessary and appropriate when provided by a provider not affiliated with the Contractor, whether or not a Subcontractor, in every instance where the Contractor's retrospective authorization requirements as permitted under this contract are met. However, the Contractor is not responsible for paying for Services provided outside of the State of Michigan unless such Services have received the prior approval of the Contractor.

         7.04 The Contractor shall inform its Enrollees, at the time they are assigned to the Contractor by the Corporation, where and how they may obtain Services, including emergency medical care.

         7.05 "Emergency medical care" means those services necessary to treat any condition for which a delay in treatment may result in the Enrollee's death or the permanent impairment of the Enrollee's health.

8.          QUALITY ASSURANCE

         8.01 The Contractor shall have an internal written quality assurance program. This program shall satisfy all applicable requirements set forth in the Manual. This program, and any changes or supplements to it, shall be subject to review for accuracy, completeness and clarity, and approval by the Corporation or its designated agent. The Corporation or its designated agent shall not unreasonably withhold said approval. The Contractor shall not use any quality assurance program, or any change or supplement, which the Corporation or its designated agent has not approved.

         8.02 The Contractor must implement and maintain an appropriate utilization

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review program and a discharge planning procedure, both, as set forth in the
Manual, which shall be subject to review, and approval by the Corporation or its designated agent. The Contractor shall not use any such program or procedure that the Corporation or its designated agent has not approved. The Corporation or its designated agent shall not unreasonably withhold approval of an appropriate utilization review program and discharge planning procedure.

         8.03 Subject to confidentiality restrictions, the Contractor shall provide the Corporation and its representatives with access to information relating to Enrollees that the Corporation may reasonably request for the purpose of assessing the quality, type and scope of Services rendered to Enrollees.

9.       CONFLICT RESOLUTION PROCEDURE

         9.01 The Contractor shall have two conflict resolution procedures in place, one accessible for Enrollees and another for Subcontractors and non-contracting providers, which include a method for responding appropriately to patient complaints regarding denial of services; inappropriate behavior on the part of a medical provider, quality of care and treatment, rate of reimbursement and denial of payment issues, and which shall comply with conflict resolution procedures set forth in the Manual. A conflict resolution procedure is subject to review, and approval by the Corporation or its designated agent. The Contractor shall not use a procedure that the Corporation or its designated agent has not approved. The Corporation or its designated agent shall not unreasonably withhold approval of a conflict resolution procedure. Upon the Corporation's request, the Contractor shall provide information to the Corporation regarding individual grievances.



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         9.02     The Contractor must inform all its Enrollees in writing of the availability of the conflict resolution procedure and explain in writing how the Enrollee can bring a concern to the attention of the appropriate persons.

         9.03 The Corporation shall inform the Contractor of the Corporation's provider and enrollee appeal process. All grievances must go through the Contractor's conflict resolution process prior to being submitted to the Corporation. The Corporation shall inform the Contractor of any changes in the Corporation's provider or enrollee appeal process.

10.      REIMBURSEMENT

         10.01 The Corporation shall pay the Contractor a fixed fee of EIGHTY NINE DOLLARS AND THIRTY THREE CENTS ($89.33) per month for each Enrollee assigned to the Contractor as of the first day of each month during the term of this contract ("Basic Fee"). If the Corporation notifies the Contractor that the Corporation will elect to assign Enrollees to the Contractor during a month, the Corporation shall pay the Contractor an add-on allowance equal to 2% of the Basic Fee for the month in which the Corporation has made such an election ("Add-! on Allowance").

         Except as otherwise provided by this Contract, the Corporation shall pay the Contractor each month's Basic Fee and any Add-on Allowance on or before the later of (a) the 10th day of each month for that month's fee and allowance, or (b) three (3) days after the Corporation receives a correct invoice from the Contractor for that month's Basic Fee and Add-on Allowance. However, if no later than the foregoing payment due date the Corporation in good faith states in writing to the Contractor that it does not yet have funds to pay such payment, then such payment shall be due no later than the last day of that month, provided that Corporation shall pay the payment earlier if it receives sufficient funding. The amounts payable to Contractor


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under this Section 10.01 shall be subject to reduction as set forth in Sections
10.05, 12.06, 13.01, 13.03, 20.03 and 21.01.

         The payments to Contractor under this Section 10 constitute full payment for all Services (whether performed by Contractor or Subcontractors) and all other obligations of Contractor under this contract, except Contractor and Subcontractors may receive co-payments from Enrollees as set forth on Appendix
A. The Contractor shall not collect, or attempt to collect, any other payment from any source for such Services and obligations.

         10.02 The Corporation shall not in any event be liable for payments to Subcontractors or other providers for Services or any other obligations relating to this contract.

         10.03 If the Contractor fails to perform its obligations under this contract in any month for which the Corporation has paid it under this Section 10, the Contractor shall refund all unearned payments (calculated on a daily prorated basis) immediately to the Corporation.

         10.04 The Corporation may suspend its payments to the Contractor at any time the Contractor fails to comply with Section 4.03, 13.04 or 34.01.

         10.05 The Contractor acknowledges that the Corporation's funds for paying amounts owing to the Contractor under this contract are to be derived from a separate Agreement for Managed Health Care Services ("Managed Care Agreement"). Notwithstanding anything in this contract to the contrary, Corporation shall not, in any event, be required to pay in any fiscal year of the Corporation any amounts under this contract-and similar provider contracts that, together with Corporation expenditures permitted under the Managed Care Agreement, would exceed the amounts the Corporation actually has received under the Managed Care Agreement for that fiscal year. The parties acknowledge that the term "Managed Care Agreement" in this Section means the proposed Agreement for Managed Health Care Services for 1999, as it may be



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amended or supplemented in the future. The parties further acknowledge that, as of the date of this Contract, the Managed Care Agreement for 1999 has not been entered into and, as proposed, would not extend past September 30, 1999.

11.      RATES FOR SERVICES

         11.01 The Corporation shall not be responsible for paying any amount whatsoever for Services provided to an Enrollee by the Contractor or a Subcontractor. However, this Section 11.0 1 shall not relieve the Contractor of any obligation to provide Services under this contract.

12.      PAYMENT OF CLAIMS

         12.01 The Contractor shall be responsible for paying or incurring the cost of all authorized Services provided to Enrollees, except co-payments permitted under this contract.

         12.02 When the Contractor has authorized services to be provided by other outside medical providers, such as an acute care hospital, the Contractor shall be responsible for paying or arranging for payment of all claims related to the provision of those services.

         12.03 The Contractor shall make reasonably prompt payment to all providers for authorized Services rendered to Enrollees, including emergency medical care. Whenever Services have been provided and all necessary documentation has been received by the Contractor to validate Program eligibility and approve payment to a provider for a claim received by the Contractor within 1 year from the date Services were provided to an Enrollee, but the Contractor has not made payment to a provider within sixty (60) days of the date in which all necessary documentation has been received, the Corporation reserves the right to intercede and resolve any and all issues related to which it determines are relevant. The Corporation may so intercede only after it has met with the Contractor to validate the finding and provide the



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Contractor the opportunity to respond and consult. A final determination shall not be made until and unless this meeting for response and consultation has occurred between the CONTRACTOR and the Corporation. The Contractor shall pay such appealed cases within thirty (30) business days of notice of final determination from Corporation to Contractor. Once notified in writing by the Contractor or any provider of a dispute subject to this Section 12.03, the Corporation shall proceed diligently to resolve the dispute as set forth in this
Section 12.03.

         12.04 The Corporation, when it has reviewed appealed cases for which the Contractor has denied partial or full payment to a provider for a claim received by the Contractor within I year from the date Services were provided to an Enrollee, but which the Corporation has determined should be paid in part or in full, reserves the right to intercede and resolve any and all such issues which the Corporation determines are relevant. This may occur only after the Corporation has met with the Contractor to validate its findings and provide the Contractor the opportunity to respond and consult. A final determination shall not be made until and unless this meeting for response and consultation has occurred between the Contractor and the Corporation. The Contractor shall pay such appealed cases within thirty (30) business days of notice of final determination from Corporation to Contractor. Once notified in writing by the Contractor or any provider of a dispute subject to this Section 12.04, the Corporation shall proceed diligently to resolve the dispute as set forth in this
Section 12.04.

         12.05 The Contractor is not required under this contract to pay claims for authorized inpatient services unless and until that claim is accompanied by an appropriate application for Medicaid coverage in order to assure that an opportunity for thorough review and proper processing may occur. The hospital providing inpatient services to the enrollee shall be responsible for this submission.





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         12.06    The Corporation may make a set-off from any amounts otherwise payable to the Contractor under Section 10 of this contract for any amounts due to a provider pursuant to a notice of final determination issued by the Corporation pursuant to Sections 12.03 or 12.04 which have remained unpaid after thirty (30) business days after the issuance of that notice of final determination. Any amounts set-off pursuant to this section shall be used by the Corporation to pay the amounts owing to the provider of the Contractor.

13.      FINANCIAL SOLVENCY

         13.01 The Contractor shall enter into a trust agreement with the Corporation substantially in the form as set forth in Appendix B. All amounts entitled "Trust Deposits" in Appendix B shall be reductions of the amounts otherwise payable to the Contractor under Section 10 of this contract, and Contractor shall have no rights to such Trust Deposits except as expressly set forth in Appendix B.

         13.02 The Contractor shall submit to the Corporation financial information as follows:
         A. Annual audited financial statements, within 120 days after the end of each of the Contractor's fiscal years;
         B.    Annual detailed budget projections;
         C.    An audited detail report of claims incurred but not 'reported
               (IBNR), as of September 30, 1999 and as of December 31 of each subsequent year for which this Contract is in effect;
         D. Financial statements in a form agreed to by - the Contractor and the Corporation (including, at a minimum, balance sheet, fund statement and income statement) for each calendar quarter, (including incurred but not reported claims), to be submitted to the Corporation within 60 days after the end of each such quarter; and
         E. Other information as to the Corporation reasonably requests relating to the Contractor's financial condition.




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The financial statements provided by the Contractor shall be prepared in accordance with generally accepted accounting principals and include a balance sheet, income statement, statement of shareholders equity or net assets, and a statement of cash flows. Audited financial statements provided by the Contractor shall also include any notes to those financial statements.

         13.03 The Corporation reserves the right to withhold payments due the Contractor under Section 10 if there are not sufficient funds in the trust described in Section 13.01 and Appendix B or if the Corporation determines in good faith that the Contractor will not contract for the coming year and that Contractor funds are not sufficient to cover incurred but not reported and/or outstanding claims against the Contractor for the cost of Services provided to Enrollees assigned to the Contractor.

         13.04 Either party shall immediately inform the other party in writing:
         A. If either party shall apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial part of its assets; file a voluntary petition for bankruptcy; make a general assignment for the benefit of creditors; file a petition or an answer seeking reorganization for an arrangement with creditors or to take advantage of any insolvency law.
         B. If the Internal Revenue Service or any government agency places a lien on, or seizes any of its assets.
         C. If ownership or management of the party is transferred, sold, assigned or delegated to an entity other than the party.




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         D.    If the Internal Revenue Service gives notice to revoke the tax-exempt status of the party or if the party's tax-exempt status changes, if the party has tax-exempt status at the time this contract is executed.

         13.05 Neither the Corporation nor Enrollees shall in any event be held liable for the Contractor's debts, even if the Contractor becomes insolvent. The Contractor shall not in any event be held liable for the Corporation's debts, even if the Corporation becomes insolvent or meets the standards of Section 13.04 for providing notice to the Corporation. All contracts and subcontracts entered into by the Contractor for the provision of Services under this contract shall include a written provision stating the substance of the preceding sentence.

14.      BANKRUPTCY OR INSOLVENCY

         14.01 In the event the Contractor is adjudicated bankrupt or insolvent or files a voluntary petition for bankruptcy, or in the event a trustee is appointed over the Contractor or any of its property, whether it is a third party or Contractor as debtor-in-possession (hereafter referred to as "Contractor" in this paragraph 14.01 unless the context clearly requires otherwise) the following rights, obligations and limitations shall control:

         A. Contractor or any trustee shall not assign any or all of its rights, title or interest, in or to this contract, this contract being one for the delivery of professional services and related services, as to which the Corporation is entitled to insist upon performance solely by the Contractor.

         B. Contractor or any trustee may only assume this contract in the event it provides adequate assurance of future performance. For purposes of this Section 14.01(B), adequate assurance of future performance shall mean proof reasonably satisfactory to the Corporation of







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               (i)     adequate financial capacity to employ or contract with
                       sufficient medical and ancillary personnel and providers to service all enrollees assigned to the Contractor as provided in this contract, and to PAY FOR ALL PURCHASES of health services contracted for by the Contractor;

               (ii) adequate financial capacity to own, operate, lease or obtain sufficient facilities and supplies to service all enrollees assigned to the Contractor as provided for in this contract; and

               (iii) adequate financial and professional capacity to maintain the standard of care provided in this contract. The reasonable determination of the Corporation as to the adequate professional capacity of the Contractor shall be determinative.

         C. Contractor or any trustee may also only assume this contract if Contractor immediately cures any and all pre-bankruptcy defaults, including but not limited to payments to providers, and immediately compensates the Corporation for any and all primary loss resulting from such default, including but not limited to pre and post petition.

         D. Because of the unique nature of the medical and other health care services this contract requires the Contractor to provide to Enrollees, the Contractor agrees that any requests by the Corporation that the trustee or it as debtor-in-possession assume or reject this contract in a shorter time than provided for in 11 USC ss.365 is reasonable so long as the trustee or Contractor receive no less than five (5) business days' notice; and



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         E.    In the event this contract is terminated during bankruptcy proceedings or in the event the trustee or debtor-in-possession successfully and properly obtains a court order rejecting this contract, the Contractor as debtor-in-possession and/or its trustee shall cooperate fully with the Corporation in arranging for the orderly transfer of patient care responsibilities for enrollees to such persons or entities as the Corporation may designate, no such rejection shall be effective until the orderly transfer of patient care responsibilities, consistent with sound medical practice, has been completed.

         14.02 Although neither party shall have the right to terminate the contract merely because the other is adjudicated bankrupt or insolvent or a trustee or a debtor-in possession is appointed over any parties' property, each party shall retain all of the other termination rights set forth elsewhere in this contract during the period of any proceedings under the Bankruptcy Code. This contract, however, shall terminate on its own terms notwithstanding the filing of bankruptcy. Contractor agrees not to attempt to extend this contract beyond the. termination date under any section of the Bankruptcy Code including by not limited to section 362 or 105.

15.      DATA SYSTEMS

         15.01 In order to allow for evaluation of quality and the appropriateness of rates of utilization, the Contractor shall maintain a record system as required in the Manual. In. addition, the Contractor shall submit reports to the Corporation of information pertaining to quality, utilization, Services rendered, and other aspects of Contractor's performance of this contract as reasonably required by the Manual.



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         15.02    The information required to be reported to the Corporation in
Section 15.01 shall be delivered by the Contractor to the Corporation on a monthly basis, no later than sixty (60) days after the end of each calendar month. The Contractor shall bear the cost of any reasonable expenses that the Corporation incurs in obtaining the data that the Contractor was obligated to provide pursuant to this contract, but failed to so provide.

         15.03 The Contractor certifies and warrants to the Corporation that all hardware and/or software used by or relied upon by the Contractor in the course of providing the services contemplated by this Agreement can now correctly read, interpret and process all date information, and will not be adversely affected by the year change from 1999 to 2000. The Contractor agrees that it will use its best efforts to ensure that all hardware and/or software used by or relied upon by the Contractor in the course of providing the services contemplated by this Agreement can successfully interact with computer hardware and/or software utilized by the Wayne County Patient Care Management System and other contractors of the Corporation

16.      ADMITTING PRIVILEGES

         16.01 The Contractor shall provide documentation to the Corporation to show the hospitals in which its physicians and Subcontractors have admitting privileges. The Contractor shall provide the Corporation with updates and changes of said admitting privileges not less frequently than annually, and more frequently if the Corporation so requests.

17.      PROVIDERS

         17.01 The Contractor shall, upon reasonable request and notice from the Corporation, supply the Corporation with a list of the names and addresses of all its Subcontractors. The Contractor upon the signing of this contract shall provide the Corporation with a list of all Subcontractors who it has engaged or will engage to render Services to Enrollees.

         17.02 Any change in the Subcontractors that are hospitals shall be submitted for Corporation approval or disapproval at least ten (10) business days before the change, unless emergency circumstances require fewer days' notice. The Contractor shall not engage any person or entity to be a Subcontractor whom the Corporation has disapproved. The Corporation shall not unreasonably withhold its approval.

         17.03 The Contractor agrees that all contracts between itself and its Subcontractors shall contain all applicable provisions and requirements of this contract, including but not limited to the following:

         A. A requirement that the Subcontractor shall accept all Enrollees assigned by the Contractor;

         B.    The services to be provided to Enrollees;

         C. The beginning date at which the Subcontractor's services will be available to. Enrollees;

         D. A description of the reimbursement arrangement between the Contractor and the Subcontractor; and

         E. A statement that the Subcontractor shall not charge Enrollees for the Services provided, except for co-payments authorized under this contract. If necessary, the Contractor shall amend existing contracts to comply with this Section 17.03.

         18. COORDINATION OF BENEFITS

         18.01 Whenever an Enrollee is hospitalized, the Contractor shall assure that an application is filed on behalf of the Enrollee for evaluation of his or her Medicaid eligibility.

Should the Enrollee be determined eligible for Medicaid services for the hospitalization, the Contractor shall use its best efforts to assure that payment of the hospital bill will be an obligation of the Medicaid program, and will not be a Service under this contract.

         18.02 The Corporation shall not have any obligation to pay Contractor under Section 10 for any Enrollee who is eligible for any third-party-payer coverage, payment or reimbursement for Services (for example, Medicaid, Medicare, automobile insurance or health insurance or workers' compensation), beginning at the time the Enrollee is so eligible, regardless of whether the Enrollee actually obtains the coverage, payment or reimbursement for which he or she is eligible.

19.      INSURANCE

         19.01 The Contractor shall maintain at all times, at its expense, during the term of this contract insurance that shall not be less than:

         A. Professional liability, including but not limited to medical malpractice insurance and Directors and Officers insurance, on an occurrence or claims made with pre paid tail basis each in the amounts of not less than of One Million dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) aggregate.

         B. Workers' Compensation Insurance which meets requirements of Michigan law.

         C. Public liability and property damage insurance, with bodily injury insurance of not less than two hundred thousand dollars ($200,000) per person and five hundred thousand dollars ($500,000) per occurrence, and property damage insurance of two hundred thousand dollars ($200,000) aggregate. Such insurance policy shall contain an endorsement removing the contractual exclusion or, in the alternative, the Contractor shall obtain contractual insurance covering this contract.

         19.02 Such insurance shall be furnished by a responsible insurance company licensed to do business in the State of Michigan, and shall have a financial rating no lower than "XI" and a policyholder's service rating no lower than "A" as listed in A. M. Best's Key Rating Guide.

         19.03 Contractor shall assure that the insurance policies required by this Article shall not be canceled or materially changed without at least thirty (30) days prior written notice to the Corporation.

         19.04 The Contractor shall provide certificates of insurance to the Corporation within twenty (20) days after the effective date of this contract, and thereafter within five (5) business days after the Corporation requests certificates, confirming coverage meeting the requirements of this Section 19.

         19.05 The Contractor may satisfy Sections 19.01 through 19.04 by providing written evidence reasonably satisfactory to the Corporation that the Contractor is covered by a self-insurance program that includes coverage at least substantially equivalent to the requirements of Sections 19.01 and 19.02. Unless and until the Corporation has received such written evidence, Sections
19.01 through 19.04 shall continue unaffected by this Section 19.05. Once the Corporation has received such evidence, the Contractor shall not cancel or materially change such self-insurance program without delivering at least thirty
(30) days' prior written notice to the Corporation.

20.      INDEMNIFICATION BY CONTRACTOR

         20.01 The Contractor shall defend, indemnify and save harmless the Corporation, its directors, officers, agents, and employees, from and against any and all demands, claims, lawsuits, losses, threatened suits, actions, recoveries, judgments, liabilities, and costs arising directly or indirectly from the Contractor's Performance of, or failure to perform, any of its duties and obligations under this contract, whether as a result of medical treatment, disclosure of medical or other Enrollee information, employment of Contractor's employees, or otherwise, including without limitation all costs (including actual attorneys' fees and costs of defense) of the Corporation incurred in defending any claim described in this Section 20.01.

         20.02 The Contractor shall indemnify and save harmless the Corporation from and against any and all loss of revenues under the Managed Care Agreement due to a default in payment under the Management Care Agreement by any party to the Managed Care Agreement which is owned by the Contractor, which owns the Contractor, or which is under the control or owned by the same person which controls or owns the Contractor.

         20.03 The Corporation may set-off any amount otherwise payable to the Contractor under Section 10 of this contract for the purpose of satisfying the indemnity of the Contractor to the Corporation under Sections 20.01 and 20.02.

21.      PROCEDURES FOR TERMINATION

         21.01 Upon any termination of this contract, the Corporation may withhold any payment(s) to the Contractor for the purpose of set-off until-such time as the exact amount of any sums due the Corporation and the exact amount due from the Contractor to any of its providers for Services rendered to Enrollees are determined. The Contractor shall remain liable for any amounts owing to the Corporation or any of its providers in excess of any set-off. If this contract is terminated, the Corporation may, at its option, take over the Services for Enrollees and prosecute the same to completion by contract or otherwise, and the Contractor shall be liable to the Corporation for all costs incurred by the Corporation in doing so.

         21.02 After a notice of termination of this contract is delivered, except as otherwise directed in writing by the Corporation, the Contractor shall:

         A. Stop work under the contract on the date and to the extent specified in the notice of termination.
         B. Obligate no additional contract funds for payroll costs and other costs beyond such date as the Corporation shall specify.
         C. Subject to the provision of Section 30.01, as of the date the termination is effective, present all contract records and submit to the Corporation such records, reports, documents, and pleadings as the Corporation shall specify, all pertinent keys to files, and carry out such directives as the Corporation may reasonably issue concerning the safeguarding or disposition of files and property.
         D. Submit within ninety (90) days a final utilization report of all authorized services. up to, and including, those provided as of the date of termination.
         E. Assist the Corporation in the orderly termination of this contract and the transfer of all aspects hereof, tangible or intangible, as may be necessary for the orderly, non-disrupted business continuance of each party.

         21.03 After termination of the contract, -the Contractor shall maintain the following services for a period not less than thirteen months, or longer if so required by law:

         A. Member services, including a system under which the Contractor accepts and responds appropriately to telephone calls from Enrollees, during all the

               Contractor's regular business hours, pertaining to payment, obtaining Services and direction to another Program provider as specified by the Corporation.

         B.    Receipt of claims, claims processing.
         C.    Payment of claims.
         D.    Reconciliation of enrollment.
         E.    Maintenance of appeal process.
         F. Development and submission of financial information to the Corporation as required under this contract.
         G.    Storage of medical information as required by law.
         H. Development and submission of utilization information to Corporation.
         I.    Transfer of all data to subsequent Contractor.
         J. Cooperation with, and transference of case management to subsequent contractor.
         K. Responsibility for the entire hospital stay for an enrollee admitted before the termination of the contract.

22.      ASSIGNMENT

         22.01 Neither party to this contract shall assign or encumber directly or indirectly any interest whatsoever in this contract, without prior written approval of the other party.

23.      NO CONFLICT OF INTEREST

         23.01 The Contractor warrants that it will not and has not employed any Corporation employee to solicit or secure this contract upon any agreement or arrangement for payment of a commission, percentage, brokerage, or contingent fee, either directly or indirectly, and that if this warranty is breached, the Corporation may, at its option, terminate this contract without penalty, liability or obligation, and may, at its election, deduct from any amounts owed to the Contractor, the amounts of any such commission, percentage, brokerage, or contingent fee.

24.      AUDIT

         24.01 The Contractor, and Contractor shall assure that its Subcontractors, shall maintain books, records, computer records, documents and other evidence directly pertinent to performance of work under this contract in accordance with generally accepted accounting principles, for a period of at least three (3) years after the expiration or termination of this contract.

         24.02 The Corporation may request and review financial information of the Contractor and its Subcontractors to assess their continued financial viability and compliance with contract terms and conditions.

         24.03 The Contractor, and Contractor shall assure that its Subcontractors, shall maintain complete copies or originals of the medical records of all Enrollees for at least three (3) years after the termination of this contract.

         24.04 The Corporation and any of its duly authorized representatives shall have access, upon reasonable notice, to such books, medical records, financial records, documents and other records of the Contractor, and Contractor shall assure that Corporation has the same from its Subcontractors, for the purpose of inspection, audit and copying. The Contractor and Subcontractors shall provide proper facilities for such access and inspection. All records shall be maintained as required by law, but in no event for a period of less than three (3) years after this contract's termination and completion. The Corporation's access to medical records includes the records of individual Enrollees.

         24.05 The Corporation may perform ongoing site visits to assure that the Contractor and its Subcontractors maintain acceptable quality of facilities and personnel, financial viability and program viability. The Contractor and its Subcontractors shall submit to medical audits by the Corporation relating to their standards of medical practice and the quality of care provided to Enrollees, to be performed by the Corporation or its agents. The Corporation shall provide the Contractor with reasonable notice for said audits. The Corporation reserves the right to accept the findings of other auditing firms.

         24.06 The Corporation may review the staffing patterns of the Contractor and its Subcontractors.

25.      SEVERABILITY OF PROVISIONS

         25.01 If any part of this contract is deemed invalid, or unenforceable, the remainder of the contract shall not be invalidated made unenforceable thereby, provided the invalidity or unenforceability does not substantially alter this contract.

26.      AMENDMENTS AND SUPPLEMENTS

         26.01 This contract shall be amended or supplemented only in writing signed by both parties; any other attempted amendment or supplement, oral or otherwise, shall have no force or effect.

27.      LAW AND JURISDICTION

         27.01 This contract, and all actions arising hereunder, shall be governed by Michigan law.

28.      COMPLETE AGREEMENT

         28.01 This contract, including its appendices and the Manual, contain the entire agreement of the parties concerning this subject matter, and all prior negotiations are merged herein. Neither the Corporation and its agents, nor the Contractor and its agents, have made any representations except those expressly set forth herein.

29.      WAIVER, REMEDIES

         29.01 No waiver of any term of this contract, at any time, shall constitute a waiver of the same term at a later time. No failure to assert any remedy upon a breach or default under this contract at any time shall prohibit any party from asserting all of its rights and remedies in the event of a subsequent breach or default of the same, similar or different character. Each of the remedies provided for in this contract shall be cumulative, and none shall be exclusive of any other remedy provided under this contract or under applicable law.

30.      CONFIDENTIALITY

         30.01 Both parties will undertake reasonable precautions to maintain the confidentiality of all medical records. The parties will not disclose the contents of such records to any person or entity except as required by law or under this contract. The Corporation and its representatives shall be entitled to review all Enrollees' medical records relating to Services under this contract to the extent permitted by law.

         30.02 The parties agree to implement measures to ensure that all their agents, employees and Subcontractors adhere to all confidentiality requirements, including the requirements of this contract.

31.      RELEASE OF INFORMATION

         31.01 The Contractor shall make a good faith effort to obtain a signed release from its Enrollees which explicitly authorizes the Contractor to provide such Enrollee's medical records to the Corporation or authorized agents of the Corporation; provided, however, that the Contractor shall only be obligated to make such an effort with respect to Enrollees who present themselves for non-emergency treatment at facilities which me directly operated by the Contractor, subsidiaries or affiliates of the Contractor, or Subcontractors.

32.      CONFIDENTIAL INFORMATION

         32.01 The Contractor shall take appropriate action with respect to its employees and Subcontractors to assure that their obligations regarding confidential information concerning this contract shall be fully satisfied.

33.      OTHER CONTRACTORS

         33.01 This is not an exclusive contract. The Corporation may contract with other healthcare providers or administrators for the same or similar services.

34.      NOTICE OF MATERIAL CHANGES

         34.01 The Contractor shall immediately inform. the Corporation of material change in its operation, corporate structure, ownership or financial condition. Material changes include, but are not limited to a material:

         A.    Reduction in staffing
         B.    Decrease in, or cancellation of, insurance coverage.
         C.    Delinquent payment, or nonpayment, of tax obligation.
         D.    Delinquent payment, or nonpayment, of payroll obligation.
         E. Delinquent funding, or nonfunding, of pension or profit sharing plans.
         F.    Delinquent payment or nonpayment, of subcontractors or providers.
         G.    Termination of, or changes in, subcontracts.
         H. Changes in Contractor's corporate structure including changes in the officers, directors and, if applicable, members.
         I. Disciplinary action against any employee or provider by an accreditation or licensing body.

opportunities or relating to discrimination in Program eligibility, enrollment or provision of services, including applicable laws pertaining to discrimination because of religion, race, color, national origin, age, sex, sexual preference, height weight, marital status or handicap, and shall require its subcontracting health providers to provide Program services in compliance with such law. This
Section 37.01 shall not be interpreted to entitle any person to Program eligibility, enrollment, or services who does not satisfy the Program's eligibility and enrollment criteria.

38.      MISCELLANEOUS

         38.01 The headings of the Sections in this contract are for convenience only and shall I not be deemed a part of this contract.

         38.02 Unless the context clearly requires otherwise, singular shall include the plural; the plural, the singular; and the use of any gender shall be applicable to all genders.

39.      DUE AUTHORIZATION AND CAPABILITY

         39.01 Each party represents and warrants to the other that, to the beat of its knowledge, all corporate actions and all governmental approvals necessary to the authorization, execution, delivery and performance of this contract have been taken, and that it is ready and capable to perform its obligations. Each party further warrants that the person signing this contract is authorized to do so on behalf of the party with the effect of binding the party to this Contract.

40.      NO THIRD PARTY BENEFICIARIES

         40.01 This contract shall not create, or be construed to create, rights in any person or entity not a signer of this contract, as a third party beneficiary or otherwise.

41.      SIGNATURE

         41.01 The Contractor and the Corporation, -through their duly authorized representatives, have executed and delivered this contract on the date first written above.

                                    UNITED AMERICAN HEALTHCARE
                                     CORPORATION
                                     Its: President


                                    URBAN HOSPITAL CARE PLUS
                                    Its: President

                                   APPENDIX A

COVERED SERVICES

         The Contractor is responsible for providing all of the services listed below when medically necessary. In addition to any limitations specified here, a more detailed specification of the conditions and limitations on coverage is provided in this appendix. These services must be provided without any charge to the patient except for the specific co-payments identified herein.

         A. Inpatient and outpatient hospital except for substance abuse, and psychiatric services
         B.    Outpatient hospital
         C.    Physician
         D. Routine physical examinations and/or health screening as determined to be appropriate by the Contractor
         E.    Immunizations
         F.    Family Planning
         G.    Oral surgery required as result of trauma
         H.    Laboratory
         I.    Radiology Services (diagnostic and therapeutic)
         J. Prescription drugs (that are dispensed according to the Contractor's formulary)
         K.    Ambulance
         L.    Home health
         M.    Vision (subject to limitation)
         N.    Hearing

DEFINITION OF COVERED SERVICES

AMBULANCE: Only emergency transportation is included as a benefit. Emergency transportation from any site to an emergency center or hospital is the only covered benefit when authorized and facilitated by the Contractor.

FAMILY PLANNING SERVICES
(OUTPATIENT ONLY)


  COVERED SERVICES                                  CONDITIONS/COMMENTS                                      EXCLUSIONS
  Services provided by a physician,                 Family planning services include                         Any family planning
  pharmacy, outpatient hospital, medical            diagnostic and medical procedures relating               procedure or service
  laboratory or an anesthesiologist,                to the choice and use of contraceptive                   clinic, provided on an
  technical surgical assistance, or family          methods.                                                 impatient basis or in a
  planning clinic including:                                                                                 long-term care setting.

                                                    Sterilization procedures are limited to
  *Examination                                      persons aged 21 or older.
  *Sterilization procedures
  *Infertility screening and                        Performance of sterilization procedures
  diagnosis                                         requires written consent from the recipient
  *Counseling                                       at least 30 days, but no more than 180
  *Prescription and non-                            days, prior to the sterilization procedure.
  prescription birth control
  drugs, devices, or
  supplies. Laboratory
  procedures including PAP
  smears.


  HEARING:
  COVERED SERVICES                                  CONDITIONS/COMMENTS                                      EXCLUSIONS

  All diagnostic services.                          When provided by a physician or audiologist.             Speech Therapy.
                                                    (Audiologist will not be directly paid for their
                                                    services. They must be employed by a physician or
                                                    an approved hearing and speech center.


  All treatment services related to diseases        When provided by a physician. Obtain prior
  of the ear, including emergency treatment.        approval from the Provider for all hearing
                                                    services including the hearing aid itself.

  Hearing aids (new or repair of existing           NOTE: Hearing aids for recipients of all
  aids.)                                            ages require a co-payment of $3.00 when a
                                                    hearing aid is received.


PHYSICAL THERAPY AND OTHER THERAPIES:


  COVERED SERVICES                                  CONDITIONS/COMMENTS                                   EXCLUSIONS

 Physician therapy (physiotherapy).                 Only when performed by or under the                   Occupational therapy
                                                    direction of a licensed physical therapist or         type.
                                                    physiotherapist, on the prescription of a
                                                    physician.                                            Retroactive therapy
 Routine maintenance therapy to maintain                                                                  and specialized
 function and not involving the use of                                                                    maintenance therapy.
 complex physical therapy procedures requiring
 the judgment and skill of a qualified                                                                    Inpatient rehabilitation
 physical therapist.                                                                                      admissions are not
                                                                                                          covered.  Physical
                                                                                                          therapy except when
                                                                                                          provided by a Home
                                                                                                          Health Agency.

PHARMACY SERVICES:

  COVERED SERVICES                                  CONDITIONS/COMMENTS                                   EXCLUSIONS

  Selected drugs, including family planning         When ordered by a physician.                          Standard "medicine
  drugs, devices or supplies that require a                                                               cabinet" items including
  prescription under state and/or federal law.      NOTE: Certain drugs for recipients of all             first aid supplies and
                                                    ages require a co-payment of  $0.50 for               any items not listed as
  Over-the-counter family planning drugs,           each prescription dispensed whether it is a           covered benefits (for
  devices or supplies, when ordered by a            new prescription or a refill. Co-payment              example, mouth wash,
  prescription.                                     is not required for pregnancy-related                 cough drops, toothpaste,
                                                    drugs.                                                body lotions, personal
  Insulin.                                                                                                hygiene items, medicated
                                                    Drugs included on the Medicaid                        rubs, bandages, sanitary
  Aspirin and Acetominophen, when                   formulary.                                            napkins, elastic supports,
  ordered by a prescription.                                                                              etc.)

  Selected antacids, laxatives, iron                                                                      Drugs not specifically
  supplements, and over-the-counter                                                                       listed here as excluded
  drugs when ordered by a prescription.                                                                   may be excluded in the
                                                                                                          Manual.  The Manual shall
  Selected over-the-counter drugs for end-                                                                exclude all of the
  stage-renal disease when ordered by                                                                     following:
  prescription.
                                                                                                          Quaalude, Valium, PBZ,
                                                                                                          Dociden, Placidyl, Soma,
                                                                                                          and
                                                                                                          Anorectic (appetite
                                                                                                          suppressant) drugs.


     COVERED SERVICES                               CONDITIONS/COMMENTS                                    EXCLUSIONS

                                                                                                           Any covered item for
                                                                                                           which no prescription
                                                                                                           is on record.

                                                                                                           Drugs which have been
                                                                                                           determined to be
                                                                                                           ineffective by the Food
                                                                                                           and Drug
                                                                                                           Administration.

                                                                                                           Prescription or
                                                                                                           over-the-counter drugs
                                                                                                           not specified as a
                                                                                                           benefit in the Pharmacy
                                                                                                           Provider Manual.

HOME HEALTH SERVICES:

  COVERED SERVICES                                  CONDITIONS/COMMENTS                                    EXCLUSIONS
Nurse visits, including the administration of        Only when a physician has certified the                Care that is basically
medications which cannot be self-                    medical necessity of these services, and               personal care of
administered; administration of oxygen;              when the services are performed in the                 assistance and therefore
the changing of indwelling catheters;                recipient's home under the supervision of              does not require nursing
application of dressings involving                   a registered nurse.                                    services.
prescribed medications and aseptic
techniques; and training patient and/or              Only the services of personnel                         Durable Medical
family to do these things.                           administering the oxygen are covered. A                Equipment, Speech
                                                     Home Health Agency may not be                          Therapy, Occupational
Home Health Aide visit                               reimbursed for oxygen gas.                             Therapy

                                                     All home health services must be prior                 Home Health Aide visits
                                                     approved by the Contractor.                            rendered at a home for
                                                                                                            the Aged or Adult Foster
                                                                                                            Home.

                                                                                                            Medical social services.

                                                                                                            Physical Therapy visit







OUTPATIENT HOSPITAL AND CLINIC SERVICES:


  COVERED SERVICES                                  CONDITIONS/COMMENTS                                      EXCLUSIONS
  Pharmaceutical care services.                     Services must be provided by the                         Non-emergency services
                                                    outpatient department, of a hospital or                  provided in a hospital
  Diabetes Patient Education Program.               clinic.                                                  emergency room are not
                                                                                                             covered.
                                                    Payment for these services will be made to the
                                                    hospital or clinic, not to individual                    Occupational Family
                                                    staff members or individual staff                        Therapy
                                                    physicians.
                                                                                                             Speech Therapy
                                                    Diabetes Patient Education program providers are
                                                    outpatient hospitals, local health departments
                                                    meeting Michigan Department of Community Health's
                                                    (MDCH) standards, and clinics funded under Section
                                                    329 or 330 of the public Health Services Act or by
                                                    MDCH. Participation is limited to one education
                                                    program every 6 months.

OPTICIAN SERVICES:

  COVERED SERVICES                                  CONDITIONS/COMMENTS                                      EXCLUSIONS
  Diagnostic treatment services related to          When performed by a physician, or
  illness or injury.

                                                    When prescribed by a physician, if the use
  Visits by a physician in the recipient's          of equipment in a clinic or hospital
  home.                                             outpatient department is required.

  NOTE: Family Planning services policy is          Only when, in the physician's judgment,
  covered under a separate section.                 the condition cannot reasonably be treated
                                                    in the physician's office.
  All diagnostic and treatment services,
  including emergency care.                         The recipient may be eligible for
                                                    Medicaid.

  Eye examination (refraction) for                  Benefits:   Vision testing                               The following are not
  prescription for eyeglasses.                      examination when performed by a physician or             benefits:
                                                    optometrist who determines the need for
  Eyeglasses new, repair or replacement.            correction of visual acuity and prescribes               *Sunglasses
                                                    corrective lens.                                         *Contact Lenses


  COVERED SERVICES                                  COMMENTS/CONDITIONS                                      EXCLUSIONS

                                                    The following Visual Benefits when                       *Specialized
                                                    prescribed by a Participating Plan Physician or          visitor
                                                    Optometrist if needed are:                               services

                                                    *Prescribed lenses must be intended                      *Low vision aids
                                                    for use in the correction or improvement                 *Other vision
                                                    of vision.                                               care materials
                                                                                                             and services

                                                    *Eyeglass frame must be adequate to hold the prescribed
                                                    covered lenses in the proper position on the head in
                                                    front of the eyes.

                                                    CoPayment Requirements: Vision services for Plus Care
                                                    clients require a $2.00 co-payment for each visit. No
                                                    copayment is required for medical examinations for eye
                                                    diseases or injury.

                                   APPENDIX B

The Contractor shall, on or before submission of its invoice pursuant to Section
10.01 of the Provider Contract for April, 1999, enter into a trust agreement substantially in the form attached hereto.












                                       B-1